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EXHIBIT 10.1

                    STOCK ACQUISITION-DISTRIBUTION AGREEMENT

                                     BETWEEN

    REDWOOD SECURITIES GROUP, INC. AND GLOBAL MEDICAL PRODUCTS HOLDINGS, INC.

The parties, consisting of Global Medical Products Holdings, Inc. ("Global"), a Nevada Corporation, and Redwood Securities Group, Inc. ("Redwood" or) agree, effective November 26, 2003 to enter into this Stock Acquisition-Distribution Agreement whereby the parties shall set out their understandings follows:

                               BACKGROUND RECITALS

WHEREAS, Global is a Nevada corporation, operating as a public company (symbol:
GMDP), whose common stock is traded in the pink sheets, and who is interested in entering into an Agreement to acquire an interest in Redwood in order to accomplish certain of its business goals, objectives and purposes, and

WHEREAS, Redwood is a California corporation, operating as a private company, whose stock is closely held, and who is interested in becoming a publicly-traded entity, by distributing a percentage of its stock to Global in exchange for Global causing Redwood to be listed in the Pink Sheets and then, as soon as practicable, applying for a listing on the Bulletin Board stock exchange, and

WHEREAS, Redwood is able to authorize and issue such classes of stock as are necessary to carry out the further terms of this Agreement, and

WHEREAS, upon receipt of such shares of Redwood, Global will redistribute such shares (all of the "Class A" and "Class B" shares received) to its respective shareholders, thereby causing Redwood to be then a publicly-owned company.

NOW THEREFORE, for valuable consideration exchanged and acknowledged, and on the basis of the mutual promises and covenants contained herein which are binding and enforceable on all parties, successors and assigns, the parties agree to the following provisions:

         1. INCORPORATION OF RECITALS. The foregoing Background Recitals are incorporated by reference into the body of this Agreement, and are equally as binding on the parties as the other provisions hereof.

         2. EFFECTIVE DATE. The effective date of this Agreement is the date of execution by all parties, November 19, 2003.

         3. ESSENTIAL PURPOSE OF TRANSACTION. The essential purpose of the transaction set out in this Agreement is to accomplish the distribution of certain shares of Redwood by Global, in two classes of stock, namely: twelve percent (12%) of the Redwood Class A stock as a dividend to the preferred shareholders of Global, and fifteen percent (15%) of the Redwood Class B stock as a dividend to the common shareholders of Global (in accordance with procedures set out below in this Agreement), thereby rendering Redwood a publicly held company, in exchange for the use of Global's shareholder list.


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         4.   REPRESENTATIONS AND OBLIGATIONS OF REDWOOD. Redwood, in the
              context of this Agreement, makes the following representations:

              a. It is a privately-held California corporation in good standing.
              b. It has tendered to Global three years of financial statements, certified under GAAP accounting principles by an independent and qualified certified public accountant, and a copy of a recently filed Focus Report filed with the NASD.
              c. It has the power, ability and willingness to timely perform whatever acts and deeds are required in order to accomplish the objectives of this Agreement, included, but not limited to amending its Articles of Incorporation, its Bylaws, and/or any other documents of charter or operation, to include an issue of Class A shares, which shall remain non-dilutive, and where the majority of such Class A shares, as a unit, will represent fifty-one percent (51%) of the total voting power of the Company.
              d. It has the power, ability and willingness to timely amend its Articles of Incorporation to increase its authorized Class B shares to 50 million shares, so that the proposed issued and outstanding number of shares of both classes will equal 20 million shares.
              e. It will cause to be issued, and transfer to Global's shareholders, that number of shares of the Class A stock to represent 12% of Redwood's Class A stock.
              f. It will cause to be issued, and transfer to Global's shareholders, that number of shares of the Class B stock to represent 15% of Redwood's Class B stock.
              g. It will cause the Class A stock to be issued with the following conditions: that its total shares be non-dilutive; that it will always represent 51% (control) of the voting power of Redwood; and, that any shareholder of Class A stock may at any time convert such Class A stock into Class B stock at a ratio of one share of Class A stock may be converted to one-and-a-half shares of Class B stock.
              h. It will timely retain and utilize the services of Global's stock transfer agent, namely, Interstate Transfer Company, Salt Lake City, Utah.
              i. In order to carry out the provisions, terms and conditions of this Agreement, it will timely act or cause all necessary transactions required by its Board of Directors and its management

        5.   REPRESENTATIONS AND OBLIGATIONS OF GLOBAL.

              a. It is a publicly-traded Nevada Corporation in good standing whose shares are currently trading on the "pink sheets."
              b. It has the power, ability and willingness to timely distribute the stock of Redwood to its public shareholders, proportionately, by means of a dividend to each individual shareholder of Global, thereby rendering Redwood a publicly-traded corporation.
              c. It will cooperate and assist, to the maximum degree possible, Redwood in the preparation and filing with the Securities and Exchange Commission a Form 10 disclosure document which is necessary for Redwood to achieve a public trading status.
              d.   In order to carry out the provisions, terms and conditions of this Agreement, it will timely act or cause all necessary
                   transactions required by its Board of Directors or its management.
              e. It will cause The EMCO/Hanover Group, Inc. (or other suitable valuation expert) to prepare a valuation report as a part of Redwood's requirements under Section 15C-211 of the SEC Act.


         6. ENTIRE AGREEMENT, SEVERABILITY AND GOVERNING LAW. This Instrument constitutes the entire Agreement of the two Corporations who are parties hereto, and correctly sets forth the rights, duties and obligations of each party to the other. Any prior agreements, negotiations, promises, or representations concerning the subject matter of the Agreement not expressly set forth in this Agreement are of no force or effect. Severability: If any provision in unenforceable or invalid for any reason, the remaining provisions shall be unaffected by such a holding and shall remain in full force and effect. Governing Law: This Agreement shall be construed according to the laws of Nevada/California

         7. NECESSARY ACTS AND TIMELINESS. All parties to this Agreement will perform any acts, including executing any documents, that may be reasonably necessary to fully carry out the provisions and intent of this Agreement. Time is of the essence of this Agreement.

Stock Acquisition-Distribution Agreement entered into this 26th day of November, 2003.

REDWOOD SECURITIES GROUP, INC.:


/s/ A.B. Mukerji
---------------------------------------
A. B. Mukerji, President


GLOBAL MEDICAL PRODUCTS HOLDINGS, INC.:


/s/ Douglas P. Brown
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Douglas P. Brown, President